UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2009

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification No.)

601 McCarthy Boulevard, Milpitas, California  95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 3.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2009, the Board of Directors of SanDisk Corporation (the “Registrant”) appointed Kevin DeNuccio and Chenming Hu to its Board of Directors (the “Board”).

There are no relationships or related transactions between the Registrant and each of Mr. DeNuccio and Dr. Hu that would be required to be reported under Section 404(a) of Regulation S-K.  In connection with the appointment of Mr. DeNuccio and Dr. Hu to the Board, they will be compensated in accordance with the Registrant’s compensation arrangements for its non-employee Board members. The Registrant entered into indemnification agreements with each of Mr. DeNuccio and Dr. Hu, the terms of which are identical in all material respects to the form of indemnification agreement that the Registrant has previously entered into with each of its directors and the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (No. 33-96298).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2009, the Board approved an amendment to Article III, Section 1 of the Registrant’s Amended and Restated Bylaws to increase the size of the Board from eight to nine members. A copy of the Amended and Restated Bylaws of the Registrant is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
3.1	Amended and Restated Bylaws of SanDisk Corporation dated August 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Bylaws of SanDisk Corporation dated August 4, 2009.